Exhibit 99.1

NEWS Contact: Richard E. Dyer President & CEO 269.982.4175

Tom Starks Joins Edgewater Board of Directors

St. Joseph, Michigan (April 16, 2014) - Local businessman Thomas L. Starks, age 55, was appointed to the Board of Directors of Edgewater Bancorp, Inc. and its wholly-owned subsidiary, Edgewater Bank, effective April 11, 2014.  Mr. Starks was appointed to serve a term expiring at the 2015 annual meeting of stockholders. Mr. Starks has served as the President and owner of Starks Family Funeral Homes and Cremation Services, a multi-location company offering the full range of funeral and cremation services throughout the entire Southwest Michigan area, since 1961.  He grew up in the mortuary industry working in his family’s business, Kerley & Starks Funeral Home, which is based in St. Joesph, Michigan.   A native of St. Joseph, Mr. Starks graduated from St. Joseph High School.  He graduated from the University of Wyoming with a Bachelor’s of Science Degree in Business, and also received an Associate’s Degree in Applied Science from the Cincinnati College of Mortuary Science.  Mr. Starks is very involved in the local community, serving as a board member of several local non-profit organizations over the past two decades.  He is actively involved in the St. Joseph-Benton Harbor Rotary Club and is an honorary board member of Lory’s Place.  He is a member of the St. Joseph Catholic Church and the St. Joseph River Yacht Club.   Mr. Starks was appointed to the board of directors because his experience managing a business and his educational background provides the board of directors with general business knowledge, and because his extensive experience serving customers in our local business community provide the board of directors with a unique perspective on our local market and business development opportunities.

Richard E. Dyer, President and Chief Executive Officer indicated that, “We are excited about Tom joining the Edgewater boards and bringing his business expertise, community knowledge, and strategic thinking skills to the organization.  The addition of Tom to an already talented group of board members and community leaders bodes very well for both Edgewater and our communities.  Tom and his family have professionally and compassionately served our communities for two generations, which makes Tom an ideal board member for a bank such as Edgewater that shares the same passion for community and service.”

About Edgewater Bancorp, Inc.

Edgewater Bancorp, Inc. is the parent holding company of Edgewater Bank.  Edgewater Bank is a federally chartered savings association headquartered in St. Joseph, Michigan.  Originally chartered in 1910, Edgewater Bank serves the banking needs of individuals and businesses through its downtown St. Joseph main office and four branches located in Berrien County, Michigan.  Additional information about Edgewater Bank is available on the internet at www.edgewaterbank.com.

Information Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as “will,” “expected,” “believe,” and “prospects,” involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions.  Edgewater Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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